UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2006
Date of Report (Date of earliest event reported)

MFC DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

271 North Avenue, Suite 520
New Rochelle, NY 10801

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (914) 636-3432

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding MFC Development Corp.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render MFC Development Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause MFC Development Corp.'s actual results to differ from management's current expectations are contained in MFC Development Corp.'s filings with the Securities and Exchange Commission. MFC Development Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2006, MFC Development Corp. (“MFC” or the “Registrant”) entered into entered into an Asset Purchase Agreement with Adsouth Partners, Inc. (OTCBB:ASPR), with an address at 1141 South Rogers Circle, Suite 11, Boca Raton, FL 33487, pursuant to which MFC is expected to acquire substantially all of the assets of Adsouth’s consumer products division in a combination cash and stock deal. The transaction, which is subject to various conditions to closing, is expected to be consummated by July 31, 2006.

Under the terms of the Asset Purchase Agreement, MFC would acquire substantially all of the assets of Adsouth’s retail distribution and product brands division, including the brands DermaFresh and Mitsu, and the marketing and distribution rights to E70, Simon Solutions and Hercules Hook. The purchase price for the assets includes a cash and stock component. The cash component is $4 million dollars less the amount by which the value of the current and tangible assets being acquired are below a certain threshold at the time of closing and less the amount of trade payables and other business-related liabilities assumed by MFC. The cash component, currently estimated to be $2 million dollars, will paid at closing by MFC in the form of a convertible promissory note.

MFC has recently executed a non-binding term sheet for approximately $5.7 million in financing through the sale of a convertible debt instrument and, should the financing be completed, expects to use a portion of the proceeds to pay down at least 50% of the Adsouth note, at which time the balance of the Adsouth note would be amortized over 2 years. The stock component will consist of 5.5 million shares of MFC common stock, subject to adjustment under certain circumstances. The Company expects to register these shares, along with other shares, in a registration filing on Form SB-2. Conditions to the closing of the Adsouth acquisition include the satisfactory completion of MFC’s due diligence and the receipt of consents to the transfer of certain assets as well as other customary conditions. There can be no assurance that either the Adsouth acquisition or the financing transaction referenced above will ultimately be consummated.

Item 8.01 Other Events

On June 27, 2006, MFC issued a press release announcing that it has entered into an Asset Purchase Agreement with Adsouth Partners, Inc.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press release issued by MFC dated June 27, 2006, entitled “MFC Development Corp. Announces Signing of Asset Purchase Agreement with Adsouth Partners, Inc.”

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

June 28, 2006	/s/ VICTOR BRODSKY
Victor Brodsky
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)